Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Campbell Systematic Macro Fund and Summit Global Investments, “Consolidated Financial Highlights” in the Prospectus of Campbell Systematic Macro Fund and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Campbell Systematic Macro Fund and Summit Global Investments, each dated December 31, 2022, and each included in this Post-Effective Amendment No. 300 to the Registration Statement (Form N-1A, File No. 33-20827) of The RBB Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 28, 2022, with respect to the (consolidated, as applicable) financial statements and financial highlights of Abbey Capital Multi Asset Fund, Abbey Capital Futures Strategy Fund, Campbell Systematic Macro Fund, SGI U.S. Large Cap Equity Fund, SGI U.S. Small Cap Equity Fund, SGI Global Equity Fund, SGI Peak Growth Fund, SGI Prudent Growth Fund, SGI Small Cap Core Fund, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Research Fund, WPG Small/Micro Cap Value Fund, WPG Partners Select Small Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Dynamic Equity Fund, Boston Partners Emerging Markets Fund and Boston Partners Global Sustainability Fund (twenty of the funds constituting The RBB Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 23, 2022